SHARE PURCHASE AGREEMENT

This Share Purchase Agreement ("Agreement") is entered into as of April 15, 2014 by and between:

Cannabis Capital Corp ("Buyer"), a Nevada corporation, with registered address of 9107 Wilshire Blvd., Suite 450, Beverly Hills CA 90210, U.S.A.

And

WebCongress, Inc. ("Seller"), a Florida corporation, with registered address of 848 Brickell Avenue, Suite 900, Miami FL 33131, U.S.A

RECITALS

A. Seller desires to sell, assign, transfer and convey to the Buyer all of the Seller’s shares, rights, assets, technology, intellectual property, titles, and interest in WebCongress, Inc. (the "Assets").

B. Subject to the terms and conditions of this Agreement, the Seller agrees to sell to the Buyer and the Buyer agrees to purchase from the Seller, the Seller’s Assets with all liabilities or obligations or encumbrances attached to the Seller’s Assets.

C. WebCongress, Inc. and/or the W Team listed in Section G below and Cannabis Capital Corp and/or its executives require Management Agreements to manage and operate the WebCongress, Inc. operations and departments which include but are not limited to;

1.

WebCongress Florida

2.

WebCongress Europe

3.

WebCongress bureau of advisors, local directors and ambassadors

4.

W Agency

5.

W Academy

6.

Along with other operations and departments as established from time-to-time for the expansion of its business worldwide.

D. Exhibit 1 to be provided according to the Seller’s Assets as listed but not limited to the list below (“Assets”):

a.

Brands, trademarks, trade-names, and designs

b.

Website

c.

Client Base

d.

All Capital Assets

e.

All Hardware and Software

f.

All Intellectual Property

g.

All Internal Systems

h.

All contracted rights, properties, patents, trademarks, and distribution rights and agreements pertaining to WebCongress.

E. The Buyer shall assume all liabilities and obligations with respect to the Seller’s Assets. As listed on Exhibit 2 attached hereto, and will not assume any liabilities or obligations that are not listed on Exhibit 2.

F. Once the acquisition is closed, as soon as possible the Buyer shall finance business operations of its new subsidiary, WebCongress Inc., as follows:

1.

Total of three million USD ($3,000,000.00) operations for three (3) years.

2.

Two hundred and fifty thousand USD ($250.000.00) paid per quarter, the first fifty thousand USD ($50,000.00) of the first quarterly payment to be wired within 24 hours of signing this Agreement.

3.

To be paid Quarterly into the WebCongress bank account until paid in full

4.

The use of proceeds for the three million USD ($3,000,000.00) financing budget is to be approved by the Board of Directors of CBCA and shall include, among other things, WC employee and consultant salaries and related compensation expenses.

G. Shares for W Team newly issued Rule 144 restricted common stock of Buyer current common stock, par value $0.001 per share. A share pooling agreement or similar share sale agreement at the discretion of the Company will govern these shares as provided in each five (5) year management agreement for the people listed below:

100,000

Ouali Benmeziane

(for partial purchase consideration of

WebCongress

pursuant to this Agreement)

900,000

Ouali Benmeziane

(for services per management agreement)

500,000

Alex Frejrud

(for services per management agreement)

500,000

Drue Young

(for services per management agreement)

100,000

Abdelhamid Benmeziane

(for services per management agreement)

100,000

Teala Danyel Smith

(for services per management agreement)

100,000

Manuel Angel Rodriguez

 (for services per management agreement)

[agreement continues on next page]

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AGREEMENT

The parties, intending to be legally bound, agree as follows:

ARTICLE 1

DEFINITIONS

For the purposes of this Agreement, the following terms and variations on them have the meanings specified in this Section 1:

"Assets" is defined as all tangible and intangible assets of the business of the Seller at Closing and as represented in Exhibit 1 of this Agreement, excluding undisclosed liabilities.

"Buyer" is defined in the first paragraph of this Agreement and is a U.S. publicly traded company on the OTC Markets under the symbol “CBCA”.

"Buyer Shares" means one hundred thousand (100,000) newly issued Rule 144 (defined below) restricted common stock of Buyer current common stock, par value $0.001 per share.

"Closing" means the consummation and completion of the purchase and sale of the Shares.

"Closing Date" means the date on which the Closing actually takes place that shall occur on or before May 1, 2014 unless mutually agreed to extend by both parties.

"Consent" means any approval, consent, ratification, waiver or other authorization.

"Contemplated Transactions" means all of the transactions to be carried out in accordance with this Agreement, including the purchase and sale of the Shares, the performance by the parties of their other obligations under this Agreement.

"Contract" means any contract, agreement, commitment, understanding, lease, license, franchise, warranty, guaranty, mortgage, note, bond or other instrument or consensual obligation (whether written or oral and whether express or implied) that is legally binding.

"Contravene" -- an act or omission would "Contravene" something if, as the context requires:

(a) the act or omission would conflict with it, violate it, result in a breach or violation of or failure to comply with it, or constitute a default under it;

(b) the act or omission would give any Governmental Body or other Person the right to challenge, revoke, withdraw, suspend, cancel, terminate or modify it, to exercise any remedy or obtain any relief under it, or to declare a default or accelerate the maturity of any obligation under it; or

(c) the act or omission would result in the creation of an Encumbrance on the Assets.

"Encumbrance" means any charge, claim, mortgage, servitude, easement, right of way, community or other marital property interest, covenant, equitable interest, license, lease or other possessory interest, lien, option, pledge, security interest, preference, priority, right of first refusal or similar restriction.

"Financial Statements" is defined in Section 3.4.

"GAAP" means generally accepted accounting principles for financial reporting in the United States.

"Governing Document" means any charter, Sections, bylaws, certificate, statement, statutes or similar document adopted, filed or registered in connection with the creation, formation or organization of an entity, and any Contract among all equity holders, partners or members of an entity.

"Governmental Authorization" means any Consent, license, permit or registration issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Law.

"Governmental Body" means any (a) nation, region, state, county, city, town, village, district or other jurisdiction, (b) federal, state, local, municipal, foreign or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department or other entity and any court or other tribunal), (d) multinational organization, (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, or (f) official of any of the foregoing.

"Knowledge" means, with respect to Seller, the actual knowledge after reasonable investigation of Seller or of its officers or senior managerial employees.

"Law" means any constitution, law, statute, treaty, rule, regulation, ordinance, code, binding case law, principle of common law or notice of any Governmental Body.

"Liabilities" includes liabilities or obligations of any nature, whether known or unknown, whether absolute, accrued, contingent, choate, inchoate or otherwise, whether due or to become due, and whether or not required to be reflected on a financial statement prepared in accordance with GAAP.

"Name and Brand" shall mean the Seller’s name, logo, brand, image and other commercial or marketing materials that identify and establish identity for the company.

"Order" means any order, injunction, judgment, decree, ruling, assessment or arbitration award of any Governmental Body or arbitrator and any Contract with any Governmental Body pertaining to compliance with Law.

"Ordinary Course of Business" refers to actions taken in the Seller’s normal operation, consistent with its past practice and having no material adverse effect on the financial or other condition, results of operations, assets, liabilities, equity, business or prospects of the Assets.

"Person" refers to an individual or an entity, including a corporation, share company, limited liability company, partnership, trust, association, Governmental Body or any other body with legal personality separate from its equity holders or members.

"Proceeding" means any action, arbitration, audit, examination, investigation, hearing, litigation or suit (whether civil, criminal, administrative, judicial or investigative, whether formal or informal, and whether public or private) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"Purchase Price" is defined in Section 2.2.

"Rule 144" is a U.S. Securities and Exchange Commission (SEC) regulation promulgated under the Securities Act.

"Securities Act" means the Securities Act of 1933.

"Securities Exchange Act" means the Securities Exchange Act of 1934.

"Seller Bill of Sale" is defined in Section 2.4(a)(i).

"Seller" is defined in the first paragraph of this Agreement.

"Seller's Disclosure Schedule" means the disclosure schedule delivered pursuant to Section 3 by Seller to Buyer concurrently with the execution of the Agreement.

"Shares" means the one hundred (100) shares, represented by Seller as all issued and outstanding common or preferred shares, inclusive of any other ownership, of the Seller.

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ARTICLE 2

SALE AND TRANSFER OF SHARES; CLOSING

2.1 SHARES

Upon the terms and subject to the conditions set forth in this Agreement including Section 8.2(c), at the Closing, Seller will sell and transfer the Shares (all shares and ownership of Seller, as defined above) to Buyer, and Buyer will purchase and acquire the Assets from Seller.

2.2 PURCHASE PRICE

The parties agree that on or prior to the Closing Date, the Buyer shall pay the Seller and or its assigns (Mr. Ouali Benmeziane) the Buyer Shares (defined above as one hundred thousand shares (100,000) Rule 144 restricted common stock in the Buyer’s company).

2.3 CLOSING

The Closing will take place on or before May 1, 2014 following the satisfaction or waiver of each of the conditions set forth in Articles 5 and 6, unless extended by mutual agreement of the parties.

2.4 CLOSING DELIVERIES

At the Closing:

(A) Seller will deliver to Buyer:

   (I) Bill of Sale in the form of Exhibit 3 duly endorsed (or accompanied by duly executed Power of Attorney); including release executed by Seller (the "Seller Bill of Sale");

   (II) a certificate executed by Seller as to the accuracy of Seller's representations and warranties as of the date of this Agreement and as of the Closing in accordance with Section 6.1 and as to their compliance with and performance of its covenants and obligations to be performed or complied with on or before the Closing Date in accordance with Article 6;

(B) Buyer will deliver:
   (I) Stock certificates representing the Buyer Shares as per this Agreement.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer that:

3.1 ORGANIZATION AND GOOD STANDING

The Assets are those described in Exhibit 1 attached hereto.

ENFORCEABILITY; NO CONFLICT

(A) Seller has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement.  Assuming due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes the legal, valid and binding obligation of Seller and the Company, enforceable against Seller and the Company in accordance with its terms.

B) Seller and the Company are not and will not be required to give any notice to any Person or obtain any Consent or Governmental Authorization in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

(C) Neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will directly or indirectly (with or without notice or lapse of time) (i) Contravene any provision of the Governing Documents of the Assets, (ii) Contravene any Assets Contract, Governmental Authorization, Law or Order to which Assets or Seller, or any of the assets owned or used by the Assets, may be subject, or (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Assets.

3.2 CAPITALIZATION AND OWNERSHIP

3.3 Seller is the Registered owner of the “Assets”.

3.4 FINANCIAL STATEMENTS

There will be no liabilities owed to Seller, or any family member of any employees, consultants or affiliates of Seller.

3.5 NO UNDISCLOSED LIABILITIES

The Assets have no undisclosed Liabilities.

3.6 CONTRACTS; NO DEFAULTS

(A) Section 3.6 of Seller's Disclosure Schedule contains an accurate and complete list of:

      (I) each Seller Contract that involves performance of services or delivery of goods or materials by the Seller of an amount or value in excess of $10,000;

     (II) each Seller Contract that involves performance of services for or delivery of goods or materials to the Seller of an amount or value in excess of $10,000; and

     (III) each Seller Contract that was not entered into in the Ordinary Course of Business and that involves the expenditure or receipt by the Seller of an amount or value in excess of $1,000.

3.7 LEGAL PROCEEDINGS; ORDERS

(B) There exists no pending Proceedings (i) by or against the Seller or that otherwise relate to or may affect the business of, or any of the assets owned or used by, the Seller or (ii) that challenge, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the Contemplated Transactions.  To Seller's Knowledge, no other such Proceeding has been threatened, and no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding.

(C) There exists no pending Order to which the Seller, or any of the assets owned or used by the Seller, is or has been subject.

3.8 SECURITIES LAW MATTERS

The parties acknowledge that they both have received independent legal counsel with respect to applicable U.S. securities law in regards to the sale and acquisition under this Share Purchase Agreement and each party shall be solely responsible for all reporting and filing with the SEC, or any other government agency as required, with respect to this transaction.

3.9 BROKERS OR FINDERS

Seller has not incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

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ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller that:

4.1 ORGANIZATION

Buyer is a U.S. public corporation that trades on the OTC Markets under the stock symbol CBCA and is a corporation duly organized, validly existing and in good standing under the laws of Nevada, U.S.A., its jurisdiction of organization.

4.2 ENFORCEABILITY; NO CONFLICT

(A) Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, which actions have been duly authorized and approved by all necessary corporate action of Buyer.  Assuming the execution and delivery of this Agreement by Seller, this Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

(B) Buyer is not and will not be required to obtain any Consent or Governmental Authorization in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

(C) Neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay or otherwise interfere with any of the Contemplated Transactions pursuant to (i) any provision of Buyer's Governing Documents, (ii) any resolution adopted by the board of directors or the stockholders of Buyer, (iii) any Law, Order or Governmental Authorization to which Buyer may be subject or (iv) any Contract to which Buyer is a party or by which Buyer may be bound.

4.3 BROKERS OR FINDERS

Buyer has not incurred any Liability for brokerage or finders' fees or agents' commissions or other similar payment in connection with the Contemplated Transactions.

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ARTICLE 5

COVENANTS OF THE PARTIES BEFORE CLOSING

5.1 ACCESS AND INVESTIGATION

Between the date of this Agreement and the Closing Date and upon reasonable advance notice from Buyer, Seller will, and will cause the Assets to, (a) afford Buyer full and free access to Seller’s personnel, properties, Contracts, books and records, and other documents and data, (b) furnish such Persons with copies of all such Contracts, books and records, and other documents and data as Buyer may reasonably request, and (c) furnish such Persons with such additional financial, operating and other data and information as Buyer may reasonably request.

5.2 OPERATION OF THE BUSINESS OF THE SELLER

Between the date of this Agreement and the Closing Date, Seller will, and will cause the Seller to, (a) conduct its business only in the Ordinary Course of Business, (b) use their Best Efforts to preserve intact the current business organization of the Seller, keep available the services of the current officers, employees and agents of the Seller, and maintain relations and goodwill with suppliers, customers, landlords, creditors, employees, agents and others having business relationships with the Seller, (c) confer with Buyer concerning operational matters of a material nature and (d) otherwise report periodically to Buyer concerning the status of the business, operations and finances of the Seller.

5.3 SHAREHOLDER APPROVAL

Buyer acknowledges that it has signed directors’ and majority shareholders’ approval to consummate this Agreement.

ARTICLE 6

CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

6.1 ACCURACY OF REPRESENTATIONS

All of Seller's representations and warranties in this Agreement (considered both collectively and individually) must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date, as if then made.

6.2 SELLERS’ PERFORMANCE

6.3 All of the covenants and obligations that Seller is required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been duly performed and complied with in all material respects.

6.4 STOCKHOLDER APPROVAL

Seller acknowledges that it has signed any and all directors’ and/or majority shareholders’ approvals necessary, if any, to legally consummate this Agreement.

6

ARTICLE 7

CONDITIONS PRECEDENT TO SELLER'S OBLIGATION TO CLOSE

Seller's obligation to sell the Shares and to take the other actions required to be taken by Seller at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions (any of which may be waived by Seller, in whole or in part):

7.1 ACCURACY OF REPRESENTATIONS

All of Buyer's representations and warranties in this Agreement (considered both collectively and individually) must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if then made.

7.2 BUYER’S PERFORMANCE

The Buyer agrees to contract Seller personnel in accordance with this Agreement as follows:

The W Team named in Section G of the Recitals shall upon Closing be appointed to serve as employees or consultants of the Buyer to oversee all matters pertaining to the general operation of WebCongress presented under the Seller’s Assets.  All of the covenants and obligations that the Buyer is required to perform or to comply with under this Agreement on or before the Closing Date (considered both collectively and individually) must have been performed and complied with in all material respects.

ARTICLE 8

TERMINATION

8.1 TERMINATION EVENTS BEFORE OR AT THE CLOSING

Subject to Section 8.2, this Agreement may, by notice given before or at the Closing, be terminated:

(A) by mutual consent of Buyer and Seller;

(B) by Buyer if the satisfaction of any condition in Article 6 is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition;

(C) by Seller if the satisfaction of any condition in Article 7 is or becomes impossible (other than through the failure of Seller to comply with its obligations under this Agreement) and Seller has not waived such condition; and

(D) by either Buyer or Seller if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before May 1, 2014 or such later date as Buyer and Seller may agree upon.

8.2 EFFECT OF TERMINATION / BREACH

(a) Each party's right of termination under is in addition to any other rights each Party may have under this Agreement or at law or equity, subject to Section 8.2(d).

(b) If this Agreement is terminated pursuant to Section 8.1, all obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by another party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of any other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

(c) Following the Closing but within three (3) years of the Closing, if this Agreement is terminated because of an adjudicated material breach of the Agreement that was not cured by the Buyer within ninety (90) days of notice by the Seller pursuant to Section 8.2(d), the Buyer stipulates that it shall return the Shares to Mr. Ouali Benmeziane to restore his sole ownership of WC and, as an additional penalty, no return of operating funds provided to WC by the Buyer that have been properly allocated and dispersed shall be required to be repaid to the Buyer.

(d) Notwithstanding the foregoing, if either Party believes the other Party has breached this Agreement, unless circumstances warrant an immediate remedy at law or equity by a court of competent jurisdiction, each Party shall first, before taking formal legal action, provide not less than ninety (90) days written notice of the alleged breach of this Agreement to the other Party and such Party shall have sixty (60) days to cure said breach.

ARTICLE 9

INDEMNIFICATION; REMEDIES

9.1 SURVIVAL

All representations, warranties, covenants and obligations in this Agreement, and any other certificate or document delivered pursuant to this Agreement, will survive the Closing and the consummation of the Contemplated Transactions.

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ARTICLE 10

GENERAL PROVISIONS

10.1 EXPENSES

Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of its Representatives.

10.2 FURTHER ACTIONS

Upon the request of any party to this Agreement, the other parties will (a) furnish to the requesting party any additional information, (b) execute and deliver, at their own expense, any other documents and (c) take any other actions as the requesting party may reasonably require to more effectively carry out the intent of this Agreement and the Contemplated Transactions.

10.3 ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements among the parties with respect to its subject matter a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter.  This Agreement may not be amended, supplemented or otherwise modified except in a written document executed by the party against whose interest the modification will operate.

10.4 NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written receipt) or (b) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below.  The Parties shall update each other with any change to the official notice address:

If to Buyer:

Cannabis Capital Corp.

9107 Wilshire Blvd.

Suite 450

Beverly Hills, CA 90210

U.S.A.

Attention: Chad S. Johnson, Esq. (“Buyer”)

If to Seller:

WebCongress, Inc.

848 Brickell Avenue

Suite 900

Miami, FL 33131

U.S.A

Attention: Ouali Benmeziane (“Seller”)

 10.5 CONFIDENTIALITY

Unless otherwise agreed to by Seller, the Buyer shall make no public announcement or other disclosure in any way relating to this proposed transaction to any person including, but not limited to, clients, service contract holders and Buyer’s employees and suppliers, unless as required by law.  It is anticipated that a public announcement will be made by the Buyer after consummation of this Agreement, which shall be provided to Mr. Ouali Benmeziane for any reasonable edits prior to final release.

10.6 ENFORCEABILITY

Notwithstanding anything to the contrary set forth herein, the Seller’s obligation to consummate the transaction described herein shall be subject to (i) negotiation of acceptable documentation, (ii) approval of the transaction by its Board of Directors and (iii) satisfactory completion of its due diligence as described herein.

10.7 WAIVER

Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege.  To the maximum extent permitted by applicable law, no party will be deemed to have waived any of its rights or privilege under this Agreement or the documents referred to in this Agreement unless the waiver is in writing and no waiver given by a party will be applicable except in the specific instance for which it is given.

10.8 MODIFICATION

This Agreement may not be amended except by written agreement executed by the party to be charged with the amendment.

10.9 ASSIGNMENTS, SUCCESSORS, AND THIRD-PARTY RIGHTS

Neither party may assign any of its rights under this Agreement without the prior written consent of the other party, other than a wholly owned (direct or indirect) Related Person that affirms in writing that it will be bound to the representations, warranties, and obligations of Buyer under this Agreement as if it signed the Agreement as the original signatory Buyer (with such factual changes, such as jurisdiction of organization, as reasonably may be required). Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties.  Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement.  This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

10.10 SEVERABILITY

If a court of competent jurisdiction holds any provision of this Agreement invalid or unenforceable, the other provisions of this Agreement will remain in full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

10.11 SECTION/ARTICLE HEADINGS; CONSTRUCTION

The headings of Articles and Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.  All references to “Section” or “Sections” refer to the corresponding Section or Sections of this Agreement, as with "Article" or "Articles".  All words used in this Agreement will be construed to be of such gender or number as the circumstances require, and capitalization is for convenience and clarity.  Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

10.12 GOVERNING LAW

This Agreement will be governed by and construed under the laws of Nevada, U.S.A. without regard to conflicts of laws principles that would require the application of any other law.

10.13 COUNTERPARTS

This Agreement may be executed by traditional or electronic signature in one or more counterparts, transmitted traditionally or by electronic means, each of which will be deemed to be an original copy of this Agreement, and all of which, when taken together, will be deemed to constitute the same agreement.

[signature page to follow]

8

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date indicated in the first sentence of this Agreement.

CANNABIS CAPITAL CORP (“Buyer”)

Per:    /s/ Chad S. Johnson

___________________________________________

Chad S. Johnson, Esq., Director, President & CEO

Per:   /s/ Robert Kane

_____________________________________

Robert Kane, Director & CFO

WEBCONGRESS, INC. (“Seller”)

Per:    /s/ Ouali Benmeziane

_____________________________________

Ouali Benmeziane, CEO

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EXHIBIT ‘1’

ASSETS

The business and operations including the assets of WebCongress, Inc. but are not limited to, the following:

a.

Brands, trademarks, trade-names, and designs

b.

Websites and content

c.

Client Base

d.

All Facilities

e.

All Capital Assets

f.

All Hardware and Software

g.

All Research and Development

h.

All Intellectual Property

i.

All Internal Systems

j.

All other contracted rights, properties, patents, trademarks, and distribution rights and agreements pertaining to its WebCongress.

10

EXHIBIT ‘2’

LIABILITIES AND OBLIGATIONS

The following liabilities and obligations of WebCongress, Inc. include:

1.

Accounts payable (See details in Exhibit ‘2a’)

2.

Accrued expenses and liabilities (See details in Exhibit ‘2b’)

3.

Other debts and liabilities (See details in Exhibit ‘2c’)

4.

Taxes payable (See details in Exhibit ‘2d’)

5.

Contractual obligations (See details in Exhibit ‘2e’)

6.

Contingencies (See details in Exhibit ‘2f’)

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EXHIBIT 3

BILL OF SALE

BE IT KNOWN, that for good and valuable consideration, and in the payment of the sum of one hundred thousand (100,000.00) Rule 144 restricted common shares in CBCA with a fair market value of approximately USD $1,500,000.00 the receipt and sufficiency of which is hereby acknowledged, the undersigned WebCongress, Inc., a Florida corporation Federal Tax ID #46-3789320 (the “Seller”) hereby grants, sells, and transfers to Cannabis Capital Corp (the “Buyer”) and its heirs, executors, administrators, successors, and assigns forever, the following corporate business and assets contained therein:

Seller’s Assets as list below but not limited to the following:

a.

Brands, trademarks, trade-names, and designs

b.

Websites and content

c.

Client Base

d.

All Facilities

e.

All Capital Assets

f.

All Hardware and Software

g.

All Research and Development

h.

All Intellectual Property

i.

All Internal Systems

j.

All other contracted rights, properties, patents, trademarks, and distribution rights and agreements pertaining to its WebCongress, Inc.

The Seller warrants to the Buyer is has good and marketable title to the Assets, full authority to grant, sell, and transfer the Assets, and the Assets are sold free and clear of all liens, claims, or other encumbrances.

The Seller further warrants to the Buyer that it will fully defend, protect, indemnify, and hold harmless the Buyer and its lawful heirs, executors, administrators, successors, and assigns from any adverse claims thereto.

The Assets are otherwise sold in “as is” condition and where presently located.

Signed this 15th day of April 2014.

Seller: /s/ Ouali Benmeziane

Witness:

Ouali Benmeziane, CEO

Print name:

Address: 848 Brickell Avenue #900

Occupation:

Miami, FL 33131 USA

Address:

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